Exhibit 99.1

Anteris Technologies Announces Results for the Second Quarter of 2026

MINNEAPOLIS, United States and BRISBANE, Australia August 12, 2026 (AEST) Anteris Technologies Global Corp. (“Anteris” or the “Company”) (NASDAQ: AVR, ASX: AVR) a global healthcare company committed to designing, developing, and commercializing cutting-edge medical devices to restore healthy heart function, today reported financial results for the quarter ended June 30, 2026, and provided a corporate update.

Q2 2026 Highlights

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Secured U.S. Medicare reimbursement eligibility for the global pivotal PARADIGM Trial under a Centers for Medicare & Medicaid Services (CMS) national coverage policy, enabling reimbursement for eligible procedures at U.S. sites.

•	Initiated U.S. recruitment in the PARADIGM Trial, with the first U.S. patients enrolled and treated in May 2026.

•	Expanded the PARADIGM Trial, with active recruitment underway in the U.S., Denmark and the Netherlands, and secured regulatory clearance in Canada and France.

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Appointed Ms. Susan Knight and Mr. Stephen Denaro to the Board of Directors, broadening governance, financial and public company leadership as the Company advances the DurAVR® THV toward commercialization.

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Presented clinical and scientific progress at New York Valves 2026, including a symposium, innovation session feature, and pre-recorded live case presentation highlighting clinical experience with the DurAVR® THV. The symposium recording is available on the Company’s website under the News section.

“Q2 marked an important period of execution for Anteris as we advanced the PARADIGM Trial across clinical, regulatory and reimbursement milestones. During the quarter, we secured U.S. Medicare reimbursement for eligible procedures, initiated U.S. recruitment in the PARADIGM Trial, expanded active recruitment across key geographies and showcased growing clinical experience with DurAVR® at New York Valves, a leading structural heart conference. These achievements, together with the continued strengthening of our Board, support our progress toward commercialization and our commitment to improving outcomes for patients with severe aortic stenosis,” said Wayne Paterson, Vice Chairman and Chief Executive Officer of Anteris.

Business & Operations

During the quarter, we continued to advance execution of the global pivotal PARADIGM Trial across active European sites and commenced patient enrollment in the United States.

Clinical centers are progressing through key start-up milestones, including ethics and regulatory approvals, site initiation visits and investigator training, alongside patient screening and enrollment at activated sites. This includes selected Australian sites, which are progressing through initial start-up documentation, with activation and patient recruitment to follow subject to ethics committee approval at each site.

In the United States, the CMS coverage determination represented a key execution milestone for the PARADIGM Trial, providing the reimbursement framework required to support patient enrollment and broader site-level adoption. Eligible procedures performed at participating U.S. study sites are covered under the Transcatheter Aortic Valve Replacement (TAVR) National Coverage Determination 20.32.

860 Blue Gentian Road, Suite 340 Eagan, MN, 55121 United States T: +1 651 493 0606 info.us@anteristech.com	Anteris Technologies Global Corp.	Toowong Tower, Level 3, Suite 302 9 Sherwood Road, Toowong QLD 4066, Australia T: +61 1300 550 310 info.au@anteristech.com ARBN: 677 960 235
BRISBANE | MINNEAPOLIS | GENEVA | MALAGA

anteristech.com

With this reimbursement framework now in place, we expect U.S. site activation and patient recruitment activities to continue advancing as additional centers begin contributing to trial execution.

Financial Results

The financial results for Anteris for the quarter ended June 30, 2026, are presented below. All amounts in $ refer to U.S. dollars.

The Company’s net operating cash outflows for the three months ended June 30, 2026 were $20.8 million, primarily attributable to clinical, regulatory and manufacturing requirements to support the PARADIGM Trial. Operating expenditures reflected the phased execution of the clinical program during the quarter, including the timing of U.S. site activation activities following receipt of the CMS coverage determination in April 2026. R&D expenses of $23.4 million were driven by the scaling of manufacturing and quality capabilities, including process development and validation activities and expanded headcount, together with PARADIGM trial related activities, including clinical costs associated with patient enrollment and the scaling of our field-based clinical team. These costs were partly offset by reduced DurAVR® THV product research costs.

Please see the detailed financial information contained in Anteris’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

ENDS

About the PARADIGM Trial

The PARADIGM Trial is a prospective randomized controlled trial which will evaluate the safety and effectiveness of the DurAVR® Transcatheter Heart Valve (“THV”) compared to commercially available transcatheter aortic valve replacements (TAVRs).

This head-to-head study will enroll approximately 1,000 patients in the ‘All Comers Randomized Cohort’ with 1:1 randomization of patients who will receive either the DurAVR® THV or TAVR using commercially available and approved THVs. The PARADIGM Trial will assess non-inferiority on a primary composite endpoint of all-cause mortality, all stroke and cardiovascular hospitalization at one year post procedure.

For further information, please refer to ClinicalTrials.gov NCT07194265.

About Anteris

Anteris Technologies Global Corp. (NASDAQ: AVR, ASX: AVR) is a global healthcare company committed to designing, developing, and commercializing cutting-edge medical devices to restore healthy heart function. Founded in Australia, with a significant presence in Minneapolis, USA, Anteris is a science-driven company with an experienced team of multidisciplinary professionals delivering restorative solutions to structural heart disease patients.

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Anteris’ lead product, the DurAVR® THV, was designed in collaboration with the world’s leading interventional cardiologists and cardiac surgeons to treat aortic stenosis – a potentially life-threatening condition resulting from the narrowing of the aortic valve. The balloon-expandable DurAVR® THV is the first biomimetic valve, which is shaped to mimic the performance of a healthy human aortic valve and aims to replicate normal aortic blood flow.  DurAVR® THV is made using a single piece of molded ADAPT® tissue, Anteris’ patented anti-calcification tissue technology. ADAPT® tissue, which is FDA-cleared, has been used clinically for over 10 years and distributed for use in over 55,000 patients worldwide.  The DurAVR® THV System is comprised of the DurAVR® valve, the ADAPT® tissue, and the balloon-expandable ComASUR® Delivery System.

Forward-Looking Statements

This announcement contains forward-looking statements, including, but not limited to, statements regarding the PARADIGM Trial, CMS reimbursement eligibility, clinical development timelines and potential commercialization. Forward-looking statements include all statements that are not historical facts. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described under “Risk Factors” in Anteris’ Annual Report on Form 10-K for the fiscal period ended December 31, 2025 that was filed with the Securities and Exchange Commission and ASX. Actual future events may vary from these forward-looking statements and readers are cautioned not to put undue reliance on forward-looking statements. Other than as required by law, Anteris gives no representation or guarantee that the occurrence of any of the events or circumstances expressed or implied in these statements will occur. In addition, except as required by law, Anteris does not assume any obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations.

Authorisation and Additional information

This announcement was authorised for release on the ASX by the Board of Directors.

For more information:

Global Investor Relations	Investor Relations (US)
investors@anteristech.com	mchatterjee@bplifescience.com
Debbie Ormsby	Malini Chatterjee, Ph.D.
Anteris Technologies Global Corp.	Blueprint Life Science Group
+61 1300 550 310 | +61 7 3152 3200	+1 917 330 4269

Website	www.anteristech.com
X	@AnterisTech
LinkedIn	https://www.linkedin.com/company/anteristech

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